Exhibit 5.1

CONYERS DILL & PEARMAN PTE. LTD. 9 Battery Road #20-01 MYP Centre Singapore 049910 T +65 6223 6006 conyers.com

26 June 2023

Matter No. 884012

Davis Commodities Limited

10 Bukit Batok Crescent

#10-01 The Spire

Singapore 658079

Dear Sir/Madam,

Re: Davis Commodities Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the offering by the Company of ordinary shares of par value US$0.000000430108 each of the Company (the “Ordinary Shares”) (including the Ordinary Shares issuable upon the exercise by the underwriters of their over-allotment option). The Registration Statement contains a prospectus (the “Prospectus”) to be used for (i) the public offering by the Company of up to 1,750,300 Ordinary Shares, including any Ordinary Shares issuable upon the exercise of the underwriters’ over-allotment option (the “IPO Shares”), and (ii) the sale by two existing shareholders, Davis & KT Holdings Pte. Ltd. and Mr. Ng Hong Whee, of up to 1,875,000 Ordinary Shares.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	the Registration Statement; and

1.2	a draft of the Prospectus contained in the Registration Statement which is in substantially final form.

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We have also reviewed copies of:

1.3	the memorandum of association and articles of association of the Company adopted at the time of incorporation of the Company;

1.4	the unanimous written resolutions of the directors of the Company dated 9 March 2023 and 22 June 2023, respectively, and the unanimous written resolutions of the members of the Company dated 9 March 2023 and the minutes of an extraordinary general meeting of the Company held on 22 June 2023 (collectively, the “Resolutions”);

1.5	the second amended and restated memorandum of association and second amended and restated articles of association of the Company adopted on 22 June 2023 (the “Listing M&As”);

1.6	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 22 June 2023 (the “Certificate Date”);

1.7	the register of members of the Company certified by the secretary of the Company on 23 June 2023; and

1.8	such other documents, and we have made such enquiries as to questions of law, as we have deemed necessary in order to render the opinion set forth below.

2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.4	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5	that the Listing M&As will remain in full force and effect and will not be amended in any manner that would affect the opinions expressed herein;

2.6	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

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2.7	that upon the issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.8	the capacity, power and authority of all parties, other than the Company, to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance or sale of the Ordinary Shares, and the due execution and delivery thereof by each party thereto;

2.9	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and

2.10	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	When issued and paid for as contemplated by the Resolutions and the Registration Statement and registered in the register of members of the Company, the IPO Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	Based solely on our review of the register of members of the Company certified by the secretary of the Company on 23 June 2023, as at 23 June 2023 Davis & KT Holdings Pte. Ltd. was the registered holder of 15,056,700 Ordinary Shares and Mr. Ng Hong Whee was the registered holder of 4,803,450 Ordinary Shares, and such Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4	The statements under the caption “Material Income Tax Consideration - Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Pte. Ltd.

Conyers Dill & Pearman Pte. Ltd.

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